Exhibit 99.1

News Release

PartnerRe Ltd. Provides Information on Expected Second Quarter 2015 Results

PEMBROKE, Bermuda, July 13, 2015, PartnerRe Ltd. (NYSE: PRE) today announced information on its expected results for the second quarter of 2015, which are as follows:

•Second Quarter Operating Earnings between $100 million and $120 million.
•Second Quarter Operating Earnings per diluted share between $2.10 and $2.50.
•Second Quarter Annualized Operating ROE between 6.7% and 7.9%.

•	Second Quarter Net Loss, which was significantly impacted by mark-to-market losses on investments as discussed below, between $115 million and $95 million.
•Second Quarter Net Loss per diluted share between $2.41 and $2.01.
•Second Quarter Annualized Net Loss ROE between (7.6)% and (6.4)%.
•Diluted Book Value between $127.00 and $127.40 per share.
•Diluted Tangible Book Value between $115.65 and $116.05 per share.

Second quarter of 2015 operating earnings and net loss, operating earnings and net loss per diluted share and annualized operating and net loss ROE include $34 million, $0.72 per diluted share and 2.3% points, respectively, of expenses related to the negotiated earn-out consideration paid to the former shareholders of Presidio Reinsurance Group, Inc. and expenses related to the amalgamation with Axis Capital.

Second quarter of 2015 net loss, net loss per diluted share and annualized net loss ROE include approximately $217 million, $4.55 per diluted share and 14.4% points, respectively, of net after-tax realized and unrealized losses on investments which were primarily driven by increases in risk-free rates.

PartnerRe will report final unaudited results for the second quarter and half year of 2015 after the market close on Monday, July 27, 2015.

The Company has attached to this News Release and posted a reconciliation on its website www.partnerre.com in the Financial Information section of the Investor Relations page under Supplementary Financial Data, which reconciles the non-GAAP financial measures contained within this News Release to the nearest comparable GAAP financial measure.

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PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

Net income/loss per share is defined as net income/loss attributable to PartnerRe common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income/loss attributable to PartnerRe common shareholders is defined as net income/loss attributable to PartnerRe less preferred dividends and loss on redemption of preferred shares.

Operating earnings/loss is defined as net income/loss available to PartnerRe common shareholders excluding certain after-tax net realized and unrealized gains/losses on investments, after-tax net foreign exchange gains/losses, the loss on redemption of preferred shares, certain after-tax interest in earnings/losses of equity method investments and certain after-tax withholding taxes on inter-company dividends (included in other expenses). Operating earnings/loss per share is defined as operating earnings/loss divided by the weighted average number of fully diluted shares outstanding for the period.

The Company uses operating earnings, diluted operating earnings per share and annualized operating return on beginning diluted book value per common and common share equivalents outstanding to measure performance, as these measures focus on the underlying fundamentals of our operations without the impact of after-tax net realized and unrealized gains/losses on investments (except where the Company has made a strategic investment in an insurance or reinsurance related investee), after-tax net foreign exchange gains/losses, the after-tax interest in earnings/losses of equity method investments (except where the Company has made a strategic investment in an insurance or reinsurance related investee and where the Company does not control the investees activities) and certain after-tax withholding taxes on inter-company dividends (included in other expenses).

The Company uses technical ratio and technical result as measures of underwriting performance. The technical ratio is defined as the sum of the loss and acquisition ratios. These metrics exclude other expenses.

The Company also uses combined ratio to measure results for the Non-life segment. The combined ratio is the sum of the technical and other expense ratios.

The Company uses allocated underwriting result as a measure of underwriting performance for its Life and Health operations. This metric is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other expenses.

The Company uses total capital, which is defined as total shareholders’ equity attributable to PartnerRe, long-term debt, senior notes and CENts, to manage the capital structure of the Company.

The Company calculates Tangible Book Value using common shareholders’ equity attributable to PartnerRe less goodwill and intangible assets, net of tax. The Company calculates Diluted Tangible Book Value per Common Share using Tangible Book Value divided by the number of PartnerRe common shares and common share equivalents outstanding. The Company uses these measures as the basis for its prime measure of long-term financial performance (annualized growth in Diluted Tangible Book Value per Common Share plus dividends).

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PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers capital markets products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multi-line and other lines in its Non-life operations, mortality, longevity and accident and health in its Life and Health operations, and alternative risk products. For the year ended December 31, 2014, total revenues were $6.5 billion. At March 31, 2015, total assets were $22.5 billion, total capital was $8.0 billion and total shareholders’ equity attributable to PartnerRe was $7.2 billion.

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, credit, interest, currency and other risks associated with the Company’s investment portfolio, adequacy of reserves, levels and pricing of new and renewal business achieved, changes in accounting policies, risks associated with implementing business strategies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd.	Sard Verbinnen & Co.
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Drew Brown/Daniel Goldstein
Media Contact: Celia Powell

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

Reconciliation of Non-GAAP Financial Measures Contained Within PartnerRe Ltd.'s July 13, 2015 News Release to the Most Comparable GAAP Financial Measures

The presentation of operating earnings or loss attributable to PartnerRe Ltd. (PartnerRe) common shareholders (operating earnings) is a non-GAAP financial measure within the meaning of Regulation G and should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. The table below provides a reconciliation of operating earnings to the most comparable GAAP financial measure for the three months ended June 30, 2015 (in millions of U.S. dollars):

Net loss attributable to PartnerRe common shareholders	$(115) — (95)
Less:
Net realized and unrealized investment losses, net of tax(2)	(217)
Net foreign exchange losses, net of tax(2)	(5)
Interest in earnings of equity method investments, net of tax(2)	7
Operating earnings attributable to PartnerRe common shareholders(1)	$100 — 120

(1)
Operating earnings is calculated as net income or loss available to common shareholders excluding net realized and unrealized gains or losses on investments, net of tax, net foreign exchange gains or losses, net of tax, interest in earnings or losses of equity method investments, net of tax, where the Company does not control the investee companies' activities, withholding tax on certain inter-company dividends (included in other expenses), net of tax, and is calculated after preferred dividends. The presentation of diluted operating earnings is a non-GAAP financial measure within the meaning of Regulation G and is reconciled to the nearest GAAP financial measure above.

(2)	Amounts represent Management's best estimate.

The presentation of operating earnings or loss per common share and common share equivalents outstanding (diluted operating EPS) is a non-GAAP financial measure within the meaning of Regulation G and should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. The table below provides a reconciliation of diluted operating EPS to the most comparable GAAP financial measure for the three months ended June 30, 2015 (in U.S. dollars):

Diluted net loss per common share	$(2.41) — (2.01)
Less:
Net realized and unrealized investment losses, net of tax(2)	(4.55)
Net foreign exchange losses, net of tax(2)	(0.10)
Interest in earnings of equity method investments, net of tax(2)	0.14
Diluted operating earnings per common share(1)	$2.10 — 2.50

(1)
Diluted operating EPS is calculated as net income or loss available to common shareholders excluding net realized and unrealized gains or losses on investments, net of tax, net foreign exchange gains or losses, net of tax, interest in earnings or losses of equity investments, net of tax, where the Company does not control the investee companies activities, withholding tax on certain inter-company dividends (included in other expenses), net of tax, and is calculated after preferred dividends. The presentation of diluted operating EPS is a non-GAAP financial measure within the meaning of Regulation G and is reconciled to the nearest GAAP financial measure above.

(2)	Amounts represent Management's best estimate.

The presentation of annualized operating return on beginning diluted book value per common share and common share equivalents outstanding (Annualized Operating ROE) is a non-GAAP financial measure within the meaning of Regulation G and should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. The table below provides a reconciliation of the annualized operating ROE to the most comparable GAAP financial measure for the three months ended June 30, 2015:

Annualized return on net loss attributable to PartnerRe common shareholders	(7.6) — (6.4)%
Less:
Annualized return on net realized and unrealized investment losses, net of tax(2)	(14.4)
Annualized return on net foreign exchange losses, net of tax(2)	(0.3)
Annualized return on interest in earnings of equity method investments, net of tax(2)	0.4
Annualized return on operating earnings attributable to PartnerRe common shareholders(1)	6.7 — 7.9%

(1)
Annualized Operating ROE is calculated using diluted operating EPS divided by the Diluted Book Value per PartnerRe common share and common share equivalents outstanding as of the beginning of the year.

(2)	Amounts represent Management's best estimate.

The Company uses operating earnings, diluted operating earnings per share and annualized operating return on beginning diluted book value per common and common share equivalents outstanding to measure performance, as these measures focus on the underlying fundamentals of our operations without the impact of after-tax net realized and unrealized gains/losses on investments (except where the Company has made a strategic investment in an insurance or reinsurance related investee), after-tax net foreign exchange gains/losses, the after-tax interest in earnings/losses of equity method investments (except where the Company has made a strategic investment in an insurance or reinsurance related investee and where the Company does not control the investees activities) and the impact of certain after-tax withholding tax on inter-company dividends (included in other expenses).

The presentation of diluted tangible book value per common share and common share equivalents outstanding (diluted tangible book value per common share) is a non-GAAP financial measure within the meaning of Regulation G and should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. The table below provides a reconciliation of tangible book value per common share to the most comparable GAAP financial measure at June 30, 2015 (in U.S. dollars):

Diluted book value per common share and common share equivalents outstanding(1)	$127.00 — 127.40
Less:
Goodwill and other intangible assets, net of tax(2)	11.35
Diluted tangible book value per common share(1)	$115.65 — 116.05

(1)
Diluted book value per common share and common share equivalents outstanding (diluted book value per share) is calculated using common shareholders' equity attributable to PartnerRe Ltd. (total shareholders' equity less noncontrolling interests and the aggregate liquidation value of preferred shares) divided by the number of common shares and common share equivalents outstanding (assuming exercise of all stock-based awards and other dilutive securities).

(2)	Amount represents Management's best estimate.

The Company uses diluted tangible book value per common share as the basis for its prime measure of long-term financial performance (annualized growth in diluted tangible book value per common share plus dividends).